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                                                                    EXHIBIT 99.1


                                                               INVESTOR CONTACT:
[US DIAGNOSTIC INC. LOGO]                                     Investor Relations
                                                                  (561) 832-0006
                                                           Website: www.usdl.com
                                                           ---------------------
                                                           FOR IMMEDIATE RELEASE



               US DIAGNOSTIC INC. ANNOUNCES COMPLETION OF SALE OF
                  BUSINESS TO PRESGAR DIAGNOSTIC IMAGING, LLC

WEST PALM BEACH, FLORIDA, DECEMBER 4, 2002 - US Diagnostic Inc. (OTC Bulletin
Board: USDL) ("USD") today announced it completed the sale of substantially all of its operating assets, including all 21 of its diagnostic imaging centers to PresGar Diagnostic Imaging, LLC ("PresGar"), an affiliate of PresGar Medical Imaging, Inc. The sale was completed on December 3, 2002 pursuant to the Acquisition Agreement, as amended, by and between USD, certain of its subsidiaries and DVI Financial Services Inc. ("DVI"), USD's senior lender. Prior to closing, DVI assigned its rights under the agreement to PresGar. The transaction was previously approved on October 25, 2002, by the United States Bankruptcy Court for the Southern District of Florida.

Net proceeds from the sale, in the aggregate amount of approximately $14.1 million, are expected to be used to pay creditors of USD in accordance with a liquidating plan of reorganization that is pending with the bankruptcy court and to pay certain expenses in connection therewith.

         STATEMENTS CONTAINED IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, THE EFFECT OF THE CHAPTER 11 BANKRUPTCY FILING ON THE COMPANY'S BUSINESS, THE ULTIMATE APPROVAL BY CREDITORS AND THE BANKRUPTCY COURT OF THE CONTEMPLATED LIQUIDATING PLAN OF REORGANIZATION, ECONOMIC, COMPETITIVE AND OTHER FACTORS AFFECTING THE COMPANY'S OPERATIONS, MARKETS AND STRATEGIES, ADEQUATE COLLECTION OF ACCOUNTS RECEIVABLE, GOVERNMENT REGULATIONS INVOLVING THE COMPANY, FACTS AND EVENTS NOT KNOWN AT THE TIME OF THIS PRESS RELEASE, AND OTHER FACTORS DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. MANY OF THESE FACTORS ARE BEYOND THE COMPANY'S CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT THE RESULTS ANTICIPATED IN THE FORWARD-LOOKING INFORMATION IN THIS PRESS RELEASE WILL, IN FACT, OCCUR.